UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 7, 2009
Cornerstone Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 678-6611
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press release, dated May 7, 2009, announcing the Company's first quarter 2009 financial results.
EX-99.2 Press release, dated May 7, 2009, announcing the strategic transaction with Chiesi.

Item 2.02 Results of Operations and Financial Condition.
     On May 7, 2009, Cornerstone Therapeutics Inc. (the “Company”) announced its financial results for the three months ended March 31, 2009. A copy of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
      On May 7, 2009, the Company announced that it, Chiesi Farmaceutici SpA (“Chiesi”) and certain related parties have entered into a series of agreements, each dated May 6, 2009, pursuant to which, among other things, (i) Chiesi will invest $15.8 million in cash in the Company and will grant the Company the exclusive distribution rights to Chiesi’s Curosurf® treatment for a ten-year term, (ii) in exchange for Chiesi’s cash investment and the U.S. Curosurf® distribution rights, Cornerstone will issue 11,902,741 shares of its common stock to Chiesi and (iii) Chiesi will purchase an aggregate of 1.6 million shares of the Company’s common stock from two of the Company’s stockholders at a price of $5.50 per share. Completion of the transaction is subject to the approval of the Company’s stockholders and other customary conditions.
     A copy of the press release issued in connection with the announcement of these transactions is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information required by the other applicable items of Form 8-K related to the transaction will be filed in a separate Current Report on Form 8-K.
     Important Information
     The Company will file a proxy statement and other documents regarding the transaction described in this Item 8.01 with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the proxy statement carefully when it becomes available, because it will contain important information about the Company and the transaction. A definitive proxy statement will be sent to stockholders of the Company seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company’s website at www.crtx.com. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Cornerstone Therapeutics Inc., 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518, attention: Chief Financial Officer.
     Participants in Solicitation
     The Company and its directors, members of management and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the transaction. Information about the Company and its directors and executive officers can be found in the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2008 previously filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement relating to the transaction when it becomes available.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.
Date: May 7, 2009	By:	/s/ David Price
David Price
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

Exhibit 99.1	Press release, dated May 7, 2009, announcing the Company's first quarter 2009 financial results.

Exhibit 99.2	Press release, dated May 7, 2009, announcing the strategic transaction with Chiesi.